# SERVICES AGREEMENT

This Services Agreement ("**Agreement**") is effective as of August 13, 2019 ("**Effective Date**"), by and between West Pender Management Co., a Nevada corporation ("**Consultant**") and PharmHaus (California) LLC, a California limited liability company ("**Licensee**"). Consultant and Licensee are referred to hereinafter individually as a "**Party**" and collectively as the "**Parties**."

WHEREAS, Licensee desires to secure Consultant's services as set forth herein; and

WHEREAS, Consultant has the requisite competency to perform such services and desires to provide its services to Licensee.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the sufficiency of which is acknowledged by Consultant and Licensee, the Parties agree as follows:

1. Incorporation. The above recitals and all exhibits attached hereto are incorporated herein by reference.

2. Services.

a. Scope of Services. Consultant shall perform the services and all reasonable tasks incidental thereto as specified herein and in any and all Statements of Work (each a "**SOW**", and collectively "**SOWs**") entered into between Consultant and Licensee during the term of this Agreement, which SOWs are incorporated herein and made a part hereof by this reference (collectively, the "**Services**"). The Parties agree and understand that the Services shall include consultation, marketing, branding, strategic planning, logistics, training, and administrative services.

b. Standard of Performance. Consultant may provide services to other parties related to cultivation. Consultant shall perform the Services in accordance with the degree of professional skill, care and diligence shown by professionals of a comparable scope, purpose and magnitude customarily provided in the performance of such Services.

c. Change Orders. Periodically, additional services may be required or desired that change the scope of the Services. No changes to the scope of Services shall be binding upon and effective against Consultant unless the change is approved in writing by Consultant and Licensee, all as more fully set forth in the SOWs.

3. Personnel. Consultant shall provide and utilize any personnel it deems necessary to satisfactorily and successfully perform the Services. Further, all Services that require the exercise of professional skill or judgment will be performed by professionals qualified and competent in the applicable discipline and appropriately licensed, if required by law.

4. Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect until the Agreement is terminated in accordance with the provisions for termination set forth herein ("**Term**").

5. Fees and Related Matters.

a. Fee. As payment for the performance of the Services, Consultant shall be compensated in such amounts and in such manner and means as is mutually agreed upon by the parties and set forth in the SOWs ("**Fee**").

b. Taxes. Consultant shall be solely responsible for paying its own income, social security and other employment taxes related to performing Services.

c. Expenses. Consultant shall be reimbursed for out-of-pocket expenses incurred by Consultant in connection with providing the Services upon receipt of a written invoice from Consultant.

d. Accounting. In connection with the Services, Consultant shall keep and maintain separate books and records reflecting the Services provided in accordance with this Agreement and any SOW. All such books and records shall be kept for a period of one (1) year after the expiration or termination of this Agreement.

6. Ownership/Confidentiality.

a. Use/License of Documents. Consultant shall retain the rights and ownership of its written materials that are supplied to Licensee in accordance with this Agreement ("**Work Product**"). Licensee shall receive a non-exclusive, limited license to use the Work Product during the term of this Agreement in connection with operating cultivation facilities. Work Product shall include intellectual property, including trade secrets and know-how of Consultant in existence prior to this Agreement or developed by Consultant independent of this Agreement or any SOW during the Term of this Agreement (which shall be and remain the property of Consultant).

b. Confidentiality. Each party acknowledges that certain proprietary information and materials, including, but not limited to, intellectual property, trade secrets and know-how of Consultant and Licensee, which are being provided to the other party under this Agreement and any SOW are non-public and confidential ("**Confidential Information**"). Neither party shall make Confidential Information available to a third party without the other party's prior written consent. Neither party shall issue press releases or grant press interviews related to the Services, or disseminate any information regarding the Services without the other party's prior written consent. If either party is presented with a subpoena or a request for documents by any administrative agency regarding any records, data or documents related to the Services, such party shall immediately give notice to the other party and agree that the other party may timely contest the subpoena or request before the Confidential Information is required to be submitted to a court or other third party; provided, however, that subpoenaed party shall not be obligated to withhold such delivery beyond that time as may be ordered by the court or

administrative agency unless the subpoena or request is quashed or the time to produce is otherwise extended.

7. Representations and Warranties and Certain Covenants.

a. Consultant Representations and Warranties and Covenants. In connection with this Agreement and any SOW, Consultant represents and warrants and covenants that:

i. It is ready, willing and able to perform, and will perform, the Services in accordance with this Agreement and any SOW; and

ii. Consultant understands the nature of the Services, and Consultant has determined that the Services are feasible of performance in accordance with the terms of this Agreement and any relevant SOW; and

iii. Consultant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Consultant has all requisite power and authority to execute and deliver this Agreement and any SOW and to perform its obligations hereunder and under any SOW; and

iv. Consultant is not subject to any investigation by any federal, state or local governmental agency, including, but not limited to, the State of California or any political subdivision thereof; and

v. The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated hereby and in any SOW have been duly authorized by all requisite action on the part of Consultant. This Agreement and any SOW executed in connection herewith constitutes the legal, valid and binding agreement of Consultant, enforceable against Consultant in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies); and

vi. The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated hereby and under any SOW will not: (i) conflict with or result in any violation of any provision of the charter, bylaws, operating agreement or organizational document of Consultant, each as amended to date; or (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, contract or other instrument to which Consultant is a party of or by which any of its properties or assets are or may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Consultant; and

vii. Consultant specifically disclaims any liability whatsoever resulting from Licensee's use of the Services.

viii. Disclaimer of Warranties. CONSULTANT MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY APPLICABLE SOW.

b. Licensee Representations and Warranties and Covenants. In connection with this Agreement, Licensee represents, warrants and covenants that:

i. Licensee is duly organized, validly existing and in good standing under the laws of the State of California. Licensee has all requisite corporate power and authority to execute and deliver this Agreement and any SOW and to perform its obligations hereunder and under any SOW; and

ii. The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated herein and in any SOW, have been duly authorized by all requisite corporate action on the part of Licensee. This Agreement and any SOW executed in connection herewith constitutes the legal, valid and binding agreement of Licensee, enforceable against Licensee in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies); and

iii. The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated hereby and in any SOW will not: (i) conflict with or result in any violation of any provision of the articles of organization or operating agreement of Licensee, each as amended to date; or (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, contract or other instrument to which Licensee is a party or by which any of its properties or assets are or may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Licensee; and

iv. Licensee will support and cooperate with Consultant in any manner reasonably necessary, appropriate or desirable in order to assist Consultant and facilitate Consultant's performance of the Services under any SOW. Licensee will provide Consultant access to Licensee's resources (including without limitation, data, infrastructure, personnel, etc.) reasonably necessary, appropriate or desirable in order to assist Consultant with the performance of the Services under any SOW.

8. Termination/Default/Remedies.

8.1 Events of Default. Notwithstanding any other provision of this Agreement, the occurrence of any of the following shall constitute an "**Event of Default**":

a. Licensee fails to make payment when due for Services within five (5) days after a written demand therefor; or

b. Either Party fails to perform any material obligation or covenant to the other under this Agreement, which is not cured to the reasonable satisfaction of the other Party (in its reasonable discretion) within ten (10) days after the date that such Party receives written notice that such obligation or covenant has not been performed; or

c. Either Party (or, if applicable, any Affiliate of such Party) breaches any material representation or material warranty made or repeated or deemed to have been made or repeated by the Party, or any warranty or representation proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated under this Agreement; provided, however, that if such breach is curable, such breach is not cured to the reasonable satisfaction of the other Party within ten (10) days after the date that such Party receives notice that corrective action is needed; or

d. Either Party becomes Bankrupt; or

e. Licensee sells, leases, subleases, transfers or otherwise disposes of, in one transaction or a series of related transactions, all or a material portion of its licenses related to cultivation or other commercial activities for cannabis, hemp, or other high value agricultural products; or

f. Licensee is in default with respect to any other agreement between Licensee and Licensor, including, but not limited to, Cultivation Facility Lease and/or Intellectual Property Licensing Agreement.

8.2 Remedies Upon Event of Default.

a. Notwithstanding any other provision of this Agreement, if any Event of Default with respect to Consultant, on the one hand, or Licensee, on the other hand (such defaulting Party, the "**Defaulting Party**") has occurred and is continuing, Consultant (where the Licensee is the Defaulting Party) or Licensee (where Consultant is the Defaulting Party) (such non-defaulting Party, the "**Non-Defaulting Party**") may, without notice, (i) declare all of the Defaulting Party's obligations under this Agreement to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Defaulting Party, exercise any rights and remedies provided or available to the Non-Defaulting Party under this Agreement or at law or equity, including all remedies provided under the Uniform Commercial Code.

b. Notwithstanding any other provision of this Agreement, if an Event of Default has occurred and is continuing with respect to the Defaulting Party, the Non-Defaulting Party shall have the right, immediately and at any time(s) thereafter, to terminate this Agreement.

8.3 Defaulting Party Not Excused. A party whose actions and/or omissions give rise to an Event of Default cannot use the occurrence of the Event of Default as grounds for excusing its obligations, terminating this Agreement, or otherwise reducing its liability to the Non-Defaulting Party.

8.4 Term of Agreement and Renewal Terms. The term of this Agreement shall begin on the Effective Date and shall terminate one-year thereafter unless terminated in accordance with the terms of this Agreement ("**Term**"). The Agreement shall automatically renew for consecutive one (1) year terms (each, when effective, a "**Term**"), so long as Licensee is current on payments due to Consultant, unless either Party delivers written notice to the other not less than thirty (30) days before the expiration of the then-current Term stating its intention not to renew the Agreement.

8.5. Survival. The following provisions will survive termination or expiration of this Agreement: Section 6, Section 10, Section 11.

9. Insurance. Each party shall maintain general liability insurance, and each party agrees to obtain and maintain, during the term of this Agreement, insurance against risks that include, without limitation, worker's compensation in accordance with state statutory requirements, general liability and injuries to persons and property, on its employees and personnel and in regard to any and all functions, duties, services and obligations which it has under the terms of this Agreement.

10. Indemnification. Each party will indemnify and defend the other party and that party's officers, directors, employees, successors and assigns (the "**Indemnified Parties**") from and against all third-party claims and liabilities resulting from, arising out of, or relating to: (i) any breach by that party of any of its obligations or representations hereunder, or (ii) injury or death, or damage to any property caused by or arising from the errors, acts or omissions of that party. Indemnification hereunder shall be subject to the Indemnified Party promptly giving the indemnifying party notice of a claim for indemnification and providing assistance as reasonably requested by the indemnifying party.

11. Dispute Resolution.

a. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such state without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction. Any dispute regarding this Agreement shall be resolved in the County of Los Angeles, State of California without exception.

b. Mediation. The Parties agree first to mediate any dispute or claim arising between them out of this Agreement before resorting to arbitration. The Parties shall mutually agree upon a mediator. If the Parties cannot mutually agree upon a mediator, the matter shall be submitted to Judicial Arbitration and Mediation Service (JAMS) for mediation. Mediation fees, if any, shall be divided equally among the Parties involved. Each Party shall bear their own

attorney fees incurred in connection with the preparation for or attendance at the Mediation. Refusal to mediate by any Party shall make such Party responsible for all of the attorney fees and costs of the other Party or Parties in any legal action, notwithstanding which Party is the prevailing party.

c. Arbitration. In the event of a dispute related to or arising from the terms of this Agreement, which cannot first be resolved through mediation, such dispute shall be resolved through binding arbitration before a single arbitrator mutually chosen by the Parties from JAMS located in Los Angeles County, California. The cost of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award, or any other court action as applicable, including, without limitation, reasonable attorneys' fees and costs, shall be borne by the unsuccessful party, as determined by the arbitrator, and shall be awarded as part of the arbitrator's award. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section by bringing suit in any court of competent jurisdiction. This agreement to arbitrate shall be specifically enforceable. The parties agree that the arbitrator shall have authority to grant injunctive or other forms of equitable relief to any party. This section shall survive the termination or cancellation of this Agreement. Each Party shall pay its own proportionate share of arbitrator fees and expenses. The arbitrator[s] shall be entitled to award the foregoing arbitration and administrative fees and expenses as damages in his/her discretion. If a party fails to submit the fees specified by JAMS, such party may not participate or continue to participate in the arbitration proceedings. The arbitrator shall deem such party in default as if such party were in default in a court of law. Default judgment may be entered against such party.

12. Additional Terms.

a. Notice. Any notices required or permitted under the Agreement shall be in writing and shall be deemed to have been given: (i) on the date of delivery, if personally delivered to the Party to whom notice is to be given; (ii) one (1) business day after mailing, if sent via overnight mail by a nationally recognized overnight delivery service, or if sent via email to the email address provided by a party hereunder to the other for purposes of notice under this Agreement, or if sent by facsimile to a party at the facsimile number provided by the party, or (iii) two (2) business days after mailing, if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid, and addressed to the address provided below:

If to Consultant: 1055 West Georgia Street, Suite 1500
Vancouver, British Columbia V6E 4N7, Canada

If to Licensee: 988 Stearns Drive, #3
Los Angeles, CA 90048

b. Authority. Each person signing this Agreement in a representative capacity represents and warrants that he/she has been authorized by and on behalf of such person's respective principal or principals to execute and deliver this Agreement.

c. Amendments. No amendment, modification, waiver or discharge of this Agreement will be valid, unless it is in writing and signed by the party against which the enforcement of the modification, waiver, or discharge is or may be sought.

d. No Waiver. No act, delay or omission by any party shall be deemed a waiver of any right, power, or remedy of such party unless such waiver is in writing, and then only to the extent set forth therein. All remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative. No waiver of any provision, right or remedy under this Agreement on any one occasion shall constitute a waiver of any other provision, right or remedy on said occasion or the same or any other provision, right or remedy on any other occasion.

e. Entire Agreement. The Agreement contains the entire agreement between the parties regarding the subject matter of the Agreement, and the Agreement expressly supersedes all previous or contemporaneous agreements, understandings, representations or statements between the parties regarding those matters. It is mutually agreed and understood that there are no terms, conditions, covenants and/or warranties, either expressed and/or implied, other than those set forth in this Agreement.

f. Severability. If any of the provisions of this Agreement shall contravene the laws of any country, it is agreed that such invalidity or illegality shall not invalidate this Agreement, but instead this Agreement shall be construed as if it did not contain the provision(s) claimed or held to be invalid or illegal in the particular jurisdiction concerned, insofar as such construction does not materially affect the substance of this Agreement, and the rights and obligations of the parties hereto shall be construed and enforced accordingly. In the event, however, that such claimed invalidity or illegality shall substantially alter the relationship between the parties hereto, materially affecting adversely the interest of either party in such jurisdiction, then the parties hereto shall negotiate an alternative provision not conflicting with such laws so as to maintain, to the degree reasonably possible, the business and economic benefits and liabilities as initially set forth herein. If such invalidity or illegality is such that it is not possible to reasonably restore the business and economic benefits and liabilities of the parties, then the party whose interests are adversely affected shall have the right to terminate only that portion of this Agreement that is materially impacted by such invalidity or illegality.

g. No Third-Party Rights. Nothing in the Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any person, other than the Parties and their respective successors and assigns.

h. Headings. The Section headings set forth in this Agreement are for convenience only and do not convey any substantive meaning or effect. Section headings shall not be used in interpreting any portion of this Agreement.

i. Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and in the enforcement hereof shall be interpreted in a neutral

manner, and not more strongly for or against any party based on the source of the draftsmanship hereof.

j. Electronic Signature. The exchange of copies of this Agreement and of signature pages by facsimile or similar electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto, and such facsimile or electronic signatures on such counterparts are deemed originals for all purposes.

k. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute but one and the same agreement.

l. Singular & Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

m. Binding Upon Successors. The terms of this Agreement shall be binding upon the direct or indirect successors or assigns of the parties.

n. No Assignment. This Agreement, and the rights provided herein, may not be assigned by Licensee without the prior written consent of the Consultant.

**(SIGNATURES ON NEXT PAGE)**

IN WITNESS WHEREOF, the Parties have caused this Services Agreement to be executed by their duly authorized representatives as of the Effective Date.

**CONSULTANT:**

**WEST PENDER MANAGEMENT CO.**

DocuSigned by:

By: ______________________________
0DCE959D4D8C475...
Richard Wong, Chief Financial Officer

**LICENSEE:**

**PHARMHAUS (CALIFORNIA) LLC**

DocuSigned by:

By: Hans Karl Dubec
AA8D0F616220406...
Hans Karl Dubec, Manager

# EXHIBIT A

## Statement of Work No. 1 – General Services

PharmHaus (California) LLC, a California limited liability company ("**Licensee**") hereby requests from West Pender Management Co., a Nevada corporation ("**Consultant**") the services described below for Licensee's facility located at TBD. The parties acknowledge that Consultant will not participate in any manner in the actual cultivation, retail sale or wholesale of any cannabis or cannabis infused products of the Licensee.

The fee for providing the Services shall be one million eight hundred thousand dollars ($1,800,000) per year. The services to be provided are as follows ("**Services**"):

1. Public Relations and Media Management:

    - Marketing and advertising programs
    - General media consulting as deemed necessary

2. Accounting and Financial Services:

    - General accounting and financial statement preparation and reporting
    - Installation and maintenance of general ledger and accounting systems
    - Implementation maintenance of internal controls over financial reporting and asset safeguards
    - Accounts receivable processing
    - Cash collection processing
    - Accounts payable processing
    - State and municipal sales tax preparation and filing
    - State and Federal income tax preparation
    - Seed to Sale tracking
    - ERP integration

3. Operations Management:

    - Procurement, placement and equipment servicing
    - Security planning, implementation and maintenance
    - Employee training

4. Compliance Services:

    - State, county and municipality regulatory compliance monitoring
    - Report preparation and filings to federal, state, county and municipal departments

**PharmHaus (California) LLC**

DocuSigned by:

By: Hans Karl Dubec

AA8D0F616229406...

Hans Karl Dubec, Manager